Exhibit 10.9

PROMISSORY NOTE

U.S.$85,000,000.00	New York, New York July 6, 2011

This PROMISSORY NOTE (this “Note”) is made as of July 6, 2011, by SHC CHOPIN PLAZA, LLC, a Delaware limited liability company, having an office at c/o Strategic Hotels & Resorts, Inc., 200 W. Madison St., Suite 1700, Chicago, Illinois 60606 (“Maker”), in favor of AAREAL CAPITAL CORPORATION, a Delaware corporation, having an office at 250 Park Avenue, Suite 820, New York, New York 10177, as agent for Lenders (in such capacity, “Agent”) as more particularly set forth in the Loan Agreement (as defined below). All capitalized terms used but not otherwise defined in this Note shall have the respective meanings assigned to such terms in the Loan Agreement.

Maker hereby unconditionally promises to pay pursuant to the terms of this Note and the Loan Agreement, to the order of Agent, at Agent’s office at the address set forth in the preceding paragraph or at such other place as the holder of this Note may from time to time designate in writing, the sum of EIGHTY-FIVE MILLION AND NO/100 DOLLARS ($85,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by Lenders to Maker, in lawful money of the United States of America in immediately available funds, together with accrued and unpaid interest (including Additional Interest) and all other sums due under this Note, the Loan Agreement and the other Loan Documents.

1. Principal, Interest and other Payments.

(a) The unpaid principal amount of the Loan shall be payable in accordance with the terms of Article II of the Loan Agreement.

(b) The unpaid principal amount of the Loan shall bear interest (including Additional Interest) from the date hereof until paid in accordance with Article II of the Loan Agreement, and such interest shall be payable in accordance with Article II of the Loan Agreement.

(c) (i) Provided that no Event of Default shall have occurred and be continuing, all payments received by Agent with respect to the Loan shall be applied in the following order of priority:

first, to the payment of all amounts due and then owing pursuant to this Note, the Loan Agreement or the other Loan Documents which do not constitute either principal or Interest;

second, to the payment of Interest due and then owing; and

third, to the unpaid principal balance of the Loan.

(ii) During the continuance of an Event of Default, all payments received by Agent with respect to the Loan, including sums received by Agent in connection with Agent’s exercise of any remedies pursuant to the Loan Documents or otherwise at law or in equity, shall be applied in such order and manner as Agent shall determine in its sole discretion.

(iii) Loan Agreement. This Note has been executed and delivered pursuant to that certain Loan Agreement dated as of the date hereof between Maker, DTRS InterContinental Miami, LLC, a Delaware limited liability company (the “Operating Lessee”), Lenders and Agent (the “Loan Agreement”). The holder of this Note shall be entitled to the benefits provided in the Loan Agreement and the other Loan Documents. Reference is hereby made to the Loan Agreement for, among other things, a statement of (a) the prepayment rights and obligations of Maker, (b) the events upon which the maturity of this Note may be accelerated, and (c) the Collateral and other security for this Note. All of the provisions of the Loan Agreement are hereby incorporated herein by reference. The obligations of Maker under this Note are secured by inter alia, (i) the Mortgage (as defined in Section 3 below), which encumbers, inter alia, certain fee and leasehold interests in the real property commonly known as the InterContinental Miami, 100 Chopin Plaza, Miami, Florida, and (ii) the Liens created by the other Loan Documents.

2. Waivers. Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest and demand, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment or changes in this Note or in any of its terms, provisions, and covenants, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity, other than for any demands or notices required to be provided pursuant to any of the Loan Documents.

3. Mortgage. This Note is secured by that certain Amended and Restated Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement (including Fixture Filing) (the “Mortgage”) executed by Maker and Operating Lessee, collectively as Mortgagor, in favor of Agent, as Mortgagee, dated of even date herewith and encumbering the real property commonly known as the InterContinental Miami, 100 Chopin Plaza, Miami, Florida.

4. Renewal. This Note evidences a future advance of $21,000,000.00 (the “Future Advance”), and renews $64,000,000.00 of the indebtedness evidenced by that Amended and Restated Note in the amount of $90,000,000.00 executed October 6, 2006 by Maker to Citigroup Global Markets Realty Corp., a New York corporation (“Citigroup”) (the “2006 Note”) as amended by Amendment to Promissory Note dated May 9, 2007 executed by Borrower in favor of Citigroup which reduced the principal amount of the 2006 Note to $64,000,000.00 (the “Amendment”), and thereafter, pursuant to Allonge to Promissory Note, assigned to Bank of America, N.A. (successor by merger to LaSalle Bank National Association), as Trustee for the registered holders of the Citigroup Commercial Mortgage Trust 2007-FL3, Commercial Mortgage Pass-Through Certificates, Series 2007-FL3 (“CCMT 2007-FL3 Trust”) (collectively the “Prior Note”), upon which $105,883.75 in documentary stamp tax was paid, and which Prior Note renewed $59,747,525.00 evidenced by that Severed Note dated October 6, 2006 (the “Severed Note”), and also evidenced a future advance of $30,252,475.00, upon which documentary stamp tax was paid, which Severed Note was one of several notes assigned and severed pursuant to the Note Severance Agreement between Maker, SHC Michigan Avenue, LLC and Citigroup, and which Severed Note evidences a portion of the indebtedness evidenced by that Promissory Note dated October 28, 2005 in the amount of $149,000,000.00 from Maker and SHC Michigan Avenue, LLC to German American Capital Corporation, as assigned to Wells Fargo Bank, N.A., as the Trustee for the benefit of the Holders of COMM 2005-FL11 Commercial Pass-Through Certificates (“Wells Fargo Trustee”) and as assigned by Wells Fargo Trustee to Citigroup and as assigned by Citigroup to CCMT 2007-FL3 Trust (the “Original Note”), upon which documentary stamp tax in the amount of $179,641.00 was paid, which Original Note was also secured by property outside Florida, and recovery under the mortgage securing the Original Note was limited to $59,747,525.00 pursuant to the Omnibus Amendment to Loan Documents, upon which documentary stamp tax in the amount of $29,475.60 was paid (the foregoing notes hereinafter collectively referred to as the “Existing Note”). The Existing Note was assigned to Agent on or about even date herewith. Documentary stamp tax in the amount of $73,500.00 has been paid on the $21,000,000.00 Future Advance simultaneously with the Mortgage.

5. Governing Law; Waiver of Jury Trial. This Note shall be governed by, and construed in accordance with, the substantive and procedural laws of the State of New York. MAKER HEREBY WAIVES AND AGENT, BY AGENT’S ACCEPTANCE OF THIS NOTE, WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.

[Signature to follow]

IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.

MAKER: SHC CHOPIN PLAZA, LLC,
a Delaware limited liability company

By:	/s/ Jonathan Stanner
Name:	Jonathan Stanner
Title:	Vice President, Capital Markets & Treasurer

Documentary Stamp Tax was previously paid on the Existing Note. This Note is a renewal of the Prior Note and also evidences a Future Advance of $21,000,000.00. The original Existing Note is attached hereto. The Obligor on the Prior Note is identical to the obligor on this Note. Documentary stamp tax on the Future Advance in the amount of $73,500.00 has been paid simultaneously with the recording of the Mortgage.

Signature Page to Promissory Note